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                                                                    Exhibit 4(a)


                             EQUITY MARKETING, INC.
                               STOCK OPTION PLAN

                 1. Purpose. The purpose of the Equity Marketing, Inc. Stock Option Plan (the "Plan") is to enable Equity Marketing, Inc. (the "Company") and its stockholders to secure the benefits of common stock ownership by key personnel of the Company and its subsidiaries. The Board of Directors of the Company (the "Board") believes that the granting of options under the Plan will foster the Company's ability to attract, retain and motivate those individuals who will be largely responsible for the profitability and long-term future growth of the Company.

                 2. Stock Subject to the Plan. The Company may issue and sell a total of 1,040,000 shares of its common stock (the "Common Stock"), pursuant to the Plan. Such shares may be either authorized and unissued or held by the Company in its treasury. New options may be granted under the Plan with respect to shares of Common Stock which are covered by the unexercised portion of an option which has terminated or expired by its terms, by cancellation or otherwise.

                 3. Administration. The Plan will be administered by a committee (the "Committee") consisting of at least two directors appointed by and serving at the pleasure of the Board. If the Company is covered by Section 16 of the Securities Exchange Act of 1934, then, unless the Board determines otherwise, the members of the Committee will be "disinterested directors" within the meaning and for the purposes of Rule 16(b)-3 under said Act.
Subject to the provisions of the Plan, the Committee,





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acting in its sole and absolute discretion, will have full power and authority to grant options under the Plan, to interpret the provisions of the Plan, to fix and interpret the provisions of option agreements made under the Plan, to supervise the administration of the Plan, and to take such other action as may be necessary or desirable in order to carry out the provisions of the Plan. A majority of the members of the Committee will constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The decision of the Committee as to any disputed question, including questions of construction, interpretation and administration, will be final and conclusive on all persons. The Committee will keep a record of its proceedings and acts and will keep or cause to be kept such books and records as may be necessary in connection with the proper administration of the Plan.

                 4. Eligibility. Options may be granted under the Plan to present or future key employees of the Company or a subsidiary of the Company (a "Subsidiary") within the meaning of Section 424(f) of the Internal Revenue Code of 1986 (the "Code"), and to consultants to the Company or a Subsidiary who are not employees. Options may also be granted to directors of the Company who are not employees of or consultants to the Company and/or a Subsidiary. Subject to the provisions of the Plan, the Committee may from time to time select the persons to whom options will be granted, and will fix the number of shares covered by each such option and establish the terms and conditions thereof (including, without limitation, the exercise price, restrictions on exercisability of the option and/or on the disposition of the shares of Common Stock issued upon exercise thereof, and whether or not the option is to be





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treated as an incentive stock option within the meaning of Section 422 of the
Code (an "Incentive Stock Option").

                 5. Terms and Conditions of Options. Each option granted under the Plan will be evidenced by a written agreement in a form approved by the Committee. Each such option will be subject to the terms and conditions set forth in this paragraph and such additional terms and conditions not inconsistent with the Plan as the Committee deems appropriate.

                          (a)     Option Exercise Price.  In the case of an
option which is not treated as an Incentive Stock Option, the exercise price per share may not be less than the par value of a share of Common Stock on the date the option is granted; and, in the case of an Incentive Stock Option, the exercise price per share may not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted (110% in the case of an optionee who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary (a "ten percent shareholder")). For purposes hereof, the fair market value of a share of Common Stock on any date will be equal to the closing sale price per share as published by a national securities exchange on which shares of the Common Stock are traded on such date or, if there is no sale of Common Stock on such date, the average of the bid and asked prices on such exchange at the closing of trading on such date or, if shares of the Common Stock are not listed on a national securities exchange on such date, the closing price or, if none, the average of the bid and asked prices in the over the counter market at the close of trading on such date, or if the Common Stock is not traded on a national securities exchange or the





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over the counter market, the fair market value of a share of the Common Stock on such date as determined in good faith by the Committee.

                          (b)     Option Period.  The period during which an
option may be exercised will be fixed by the Committee and will not exceed ten years from the date the option is granted (five years in the case of an Incentive Stock Option granted to a "ten percent shareholder").

                          (c)     Exercise of Options.  No option will become
exercisable unless the person to whom the option is granted remains in the continuous employ or service of the Company or a Subsidiary for at least one year (or for such other period as the Committee may designate) from the date the option is granted. The Committee will determine and will set forth in the option agreement any vesting or other restrictions on the exercisability of the option, subject to any earlier termination of the option required hereunder. All or part of the exercisable portion of an option may be exercised at any time during the option period, except that, without the consent of the Committee, no partial exercise of an option may be for less than 25% of the number of shares originally covered by the option. An option may be exercised by transmitting to the Company (1) a written notice specifying the number of shares to be purchased, and (2) payment of the exercise price in cash or by personal check or by such other means or in such other manner of payment as the Committee may permit, together with the amount, if any, deemed necessary by the Committee to enable the Company to satisfy its income tax withholding obligations with respect to such exercise (unless other arrangements acceptable to the Company are made with respect to the satisfaction of such withholding obligations).





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                          (d)     Payment of Exercise Price.  The purchase
price of shares of Common Stock acquired pursuant to the exercise of an option granted under the Plan may be paid in cash and/or such other form of payment as may be permitted under the option agreement, including, without limitation, previously-owned shares of Common Stock.

                          (e)     Rights as a Stockholder.  No shares of Common
Stock will be issued in respect of the exercise of an option granted under the Plan until full payment therefor has been made. The holder of an option will have no rights as a stockholder with respect to any shares covered by an option until the date a stock certificate for such shares is issued to him or her. Except as otherwise provided herein, no adjustments shall be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate is issued.

                          (f)     Nontransferability of Options.  No option
shall be assignable or transferrable except upon the optionee's death to a beneficiary designated by the optionee in accordance with procedures established by the Committee or, if no designated beneficiary shall survive the optionee, pursuant to the optionee's will or by the laws of descent and distribution. During an optionee's lifetime, options may be exercised only by the optionee or the optionee's guardian or legal representative.

                          (g)     Termination of Employment or Other Service.
Unless extended by the Committee, if an optionee ceases to be employed by or to perform services for the Company and any Subsidiary for any reason other than death or disability (defined below), then each outstanding option granted to him or her under the Plan will terminate on the date of such termination of employment or service, or,





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if the optionee's employment is terminated by the Company without cause
(defined below), three months after such date. If an optionee's employment or service is terminated by reason of the optionee's death or disability (or if the optionee's employment or service is terminated by reason of his or her disability and the optionee dies within one year after such termination of employment or service), then each outstanding option granted to the optionee under the Plan will terminate on the date one year after the date of such termination of employment or service (or one year after the later death of a disabled optionee) or, if earlier, the date specified in the option agreement. For purposes hereof, the term "disability" means the inability of an optionee to perform the customary duties of his or her employment or other service for the Company or a Subsidiary by reason of a physical or mental incapacity which is expected to result in death or be of indefinite duration; and the term "cause" means (1) failure or refusal by optionee to perform the duties of his or her employment with the Company, (2) commission by the optionee of a crime involving moral turpitude, or (3) the optionee's dishonesty or willful engagement in conduct which is injurious to the business or reputation of the Company, all as determined by the Board in its sole discretion.

                          (h)     Transfer Restrictions; Repurchase Option.
Notwithstanding anything to the contrary contained herein, Common Stock acquired pursuant to the exercise of an option shall not be transferable without the consent of the Board (acting in its sole and absolute discretion) until the earliest of (a) the date on which the Company completes its first offering of stock pursuant to a registration statement under the Securities Act of 1933, as amended, with a minimum net proceeds to the





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Company and/or its controlling stockholders of $10 million; (b) the date on which occurs an Exchange Transaction (as defined in paragraph 6(c)) in respect of which the stockholders of the Company receive stock in another company which is traded on a national securities exchange or in the over the counter market; or (c) the date immediately following the date on which the Company's repurchase option (described in the next sentence) expires. Until the first anniversary of the date of the termination of an optionee's employment with the Company and its Subsidiaries (or, if later, the first anniversary of the date his or her option is exercised), the Company (or its designee) shall have the right, exercisable in its sole discretion, to purchase from the optionee (or the successor of a deceased optionee, as the case may be) all of the shares of Common Stock acquired by the optionee (or by the optionee's successor), to the extent such shares are otherwise nontransferable in accordance with the preceding sentence, for a purchase price equal to the fair market value of such shares as determined by the Company. At the election of the Company, all or part of such purchase price may be payable in substantially equal annual or more frequent installments over a period not to exceed five years, together with interest at least equal to the Citibank, N.A. prime rate in effect on the date the Company's repurchase option is exercised.

                          (i)     Other Provisions.  The Committee may impose
such other conditions with respect to the exercise of options, including, without limitation, any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable.





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                 6.       Capital Changes, Reorganization, Sale.

                          (a)     Adjustments Upon Changes in Capitalization.
The aggregate number and class of shares for which options may be granted under the Plan, the number and class of shares covered by each outstanding option and the exercise price per share shall all be adjusted proportionately or as otherwise appropriate to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend, and/or to reflect a change in the character or class of shares covered by the Plan arising from a readjustment or recapitalization of the Company's capital stock.

                          (b)     Cash, Stock or Other Property for Stock.
Except as otherwise provided in this subparagraph, in the event of an Exchange Transaction (as defined below), all optionees will be permitted to exercise their outstanding options in whole or in part (whether or not otherwise exercisable) immediately prior to such Exchange Transaction, and any outstanding options which are not exercised before the Exchange Transaction will thereupon terminate. Notwithstanding the preceding sentence, if, as part of the Exchange Transaction, the stockholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock, and if the Board, in its sole discretion, so directs, then all outstanding options will be converted into options to purchase shares of Exchange Stock. The amount and price of converted options will be determined by adjusting the amount and price of the options granted hereunder on the same basis as the determination of the number of shares of Exchange Stock the holders of Common Stock





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will receive in the Exchange Transaction and, unless the Board determines otherwise, the vesting conditions with respect to the converted options will be substantially the same as the vesting conditions set forth in the original option agreement.

                          (c)     Definition of Exchange Transaction.  For
purposes hereof, the term "Exchange Transaction" means a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company), liquidation of the Company or any other similar transaction or event so designated by the Board in its sole discretion, as a result of which the stockholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock.

                          (d)     Fractional Shares.  In the event of any
adjustment in the number of shares covered by any option pursuant to the provisions hereof, any fractional shares resulting from such adjustment will be disregarded, and each such option will cover only the number of full shares resulting from the adjustment.

                          (e)     Determination of Board to be Final.  All
adjustments under this paragraph 6 shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

                 7. Amendment and Termination of the Plan. The Board may amend or terminate the Plan. Except as otherwise provided in the Plan with respect to equity





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changes, any amendment which would increase the aggregate number of shares of
Common Stock as to which options may be granted under the Plan, materially increase the benefits under the Plan, or modify the class of persons eligible to receive options under the Plan shall be subject to the approval of the Company's stockholders. No amendment or termination may affect adversely any outstanding option without the written consent of the optionee.

                 8. No Rights Conferred. Nothing contained herein will be deemed to give any individual any right to receive an option under the Plan or to be retained in the employ or service of the Company or any Subsidiary.

                 9. Governing Law. The Plan and each option agreement shall be governed by the laws of the State of New York.

                 10. Decisions and Determinations of Committee to be Final. Except to the extent rights or powers under this Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee are final and binding.

                 11. Term of the Plan. The Plan shall be effective as of January 1, 1992, the date on which it was adopted by the Board and approved by the stockholders of the Company. The Plan will terminate on December 31, 2001, the date ten years after the date of adoption, unless sooner terminated by the Board. The rights of optionees under options outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination and shall continue in accordance with the terms of the option (as then in effect or thereafter amended).





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